Exhibit 16.1

BRAVERMAN INTERNATIONAL, P.C.

Date:  10/9/2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: O2 Secure Wireless, Inc.

To Whom It May Concern:

This is to confirm that our resignation as auditor of O2 Secure Wireless, Inc.’s financial statements is not due to any disagreements on any matter, transaction, or event, with respect to accounting principals or practices, financial statement disclosures, or auditing scope or procedure at any time during our engagement as auditor of O2 Secure Wireless, Inc.’s financial statements.

None of our reports on the financial statements contain an adverse opinion or disclaimer of opinion, nor was any financial statement qualified or modified as to uncertainty, audit scope, or accounting principles.

We understand that this letter will be filed as exhibit an exhibit to O2 Secure Wireless, Inc.’s report on Form 8-K.

Sincerely,

BRAVERMAN INTERNATIONAL, P.C.

/s/ Braverman International, P.C.

Braverman International, P.C.

Name:	Ivan Braverman

Title:	President